Exhibit 10.6.10

DATE June 1985	27th
CROWVALE PROPERTIES LIMITED
-to-
MAX FACTOR LIMITED
-and-
SURETY

UNDERLEASE
Relating to office premises known
As Watermans Park, High Street,
Brentford in the London
Borough of Hounslow

ADLERS
22-26 PAUL STREET
LONDON EC2A 4JH
RW000.31

1

THIS UNDERLEASE made the twenty seventh day of June One thousand nine hundred and eighty-five BETWEEN CROWVALE PROPERTIES LIMITED whose registered office is at Carmelite Street London EC4 (hereinafter called “\illegible\ Lessor” which expression shall where the context so \illegible\ include the person for the time being entitled to the \illegible immediately expectant on the determination of the terms hereby granted) of the first part MAX FACTOR LIMITED whose registered office is situate at 75 Davies Street London W.I. (hereinafter called the “lessee” which expression where the context so \illegible\ shall include the successors in title of the Lessee) of \illegible\ second part and INTERNATIONAL PLAYTEX INC WHOSE REGISTERED OFFICE IS AT Stamford Connecticut United States of America (hereinafter called “the Surety”) of the third part WITNESSETH as follows:-
1.00 Definitions
1.01 In this Lease:-
(a)	“the term” means the term of years hereby created

(b)	“these presents” means this Lease and any document which is supplemental thereto or which is entered into pursuant to or in accordance with these terms

(c)	“the demised premises” means the land hereinafter described together with the appurtenances thereto belonging and together also with any building or part of a building now or hereafter erected thereon or on any part thereof including all boundary walls and fences )other than party walls and party fences) drains sewers pipes wires cables gutters conduits ducts and other media sanitary and water apparatus and things forming part of and serving the same and all additions alterations and improvements thereto which may be made during the term and all Landlords fixtures and fittings from time to time in and about the same including all plant installations apparatus and machinery used in connection with the demised premises and all carpets wall coverings and paneling and light fittings.

(d)	“The Superior Lease” means a Lease dated the fourteenth day of June 1985 and lade between the Mayor and Burgesses of the London Borough of Hounslow (1) and the Lessor (2)

(e)	“The Planning Acts” means the Town and Country Planning Acts for the time being in force and any Order instrument plan regulation permission consent and direction made or issued thereunder or deriving therefrom

(f)	“Development” shall have the meaning ascribed to it in the Planning Acts

(g)	“interest” means interest at the rate of 3% over Lloyds Bank Base Rate or its equivalent from time to time prevailing

(i)	“the Insured Risks” means loss or damage by fire and special perils including but without prejudice to the generality of the foregoing lightning explosion impact aircraft earthquake riot civil commotion and malicious damage storm tempest or flood bursting or overflowing of water tanks boilers apparatus or pipes and such other risks (whether or not in the nature of the foregoing) as the Lessor may from time to time reasonably require

(j)	“An accepted part” means a complete floor or floors of the building comprised within the demised premises (each suite on such floor being shown edged blue on the plan) but without the services and excluding the common parts on the relevant floor or floors

(k)	”the plans” means the drawings numbered 994/101/B, 994/102B, 994/104/B and 994/105/A annexed hereto

(l)	“the common parts” means the areas referred to in Clause 3(2) of the Superior Lease but (for the avoidance of doubt) shall not include the adjoining area of the Arts Centre shown on the Plans other than the said area shown coloured blue on the plan attached to the Superior Lease
AND in these presents where the context so admits
(i)	words importing the masculine gender shall include the feminine gender and words importing the singular number only shall include the plural number and vice versa and words importing a person and all references to a person shall include a corporation

(ii)	where there are two or more persons included in the expression “the Lessor” and/or “the Lessee” covenants contained in these presents which are expressed to be made by the Lessor and/or the Lessee shall be deemed to be made by such persons jointly and severally
2.0 The tenancy
2.01 IN consideration of the rents nad covenants on the part of the Lessee hereinafter reserved and contained the Lessor HEREBY DEMISES unto the Lessee ALL THAT piece of parcel of land Together with the building erected thereon or on some part thereof known as Watermans Park High Street Brentford in the London Borough or Hounslow shown coloured brown and red on the plans but excluding the River Wall shown coloured green on the drawing numbered 994/101/B TOGETHER WITH the rights specified in the First Schedule hereto EXCEPT AND RESERVING the rights and matters specified in the Second Schedule hereto TO HOLD the same unto the Lessee for a term of TWENTY FIVE YEARS from and including the twenty fourth day of June One thousand nine hundred and eight-five until the twenty third day of June One thousand nine hundred and ninety the yearly rent of THREE HUNDREN AND FIVE THOUSAND POUNDS (£305,000.00) and thereafter such yearly rent as shall become payable under the Third Schedule hereto such rent to be paid in advance on the usual quarter days by equal quarterly installments without any deduction (except for such tax as the Lessee may be authorised by law to deduct) the first such payment in respect of the period from the twenty fourth day of June 1985 until the twenty eighth day of September 1985 to be made on the execution of these presents AND SECONDLY by way of further rent a sum or sums equal to the cost and the expenses incurred or paid by the Lessor in or incidental to the Lessor complying with its insurance obligations or rights hereinafter contained such further rent to be paid to the Lessor on demand
3.00 Lessee’s covenants
3.01 THE LESSEE HEREBY COVENANTS with the Lessor to the intent that its obligations hereinafter contained shall continue throughout the terms as follows:-

Pay Rents
3.02 TO pay the said respective rents including any further rent payable hereunder at the times and in the manner aforesaid
Interest
3.03 To pay interest to the Lessor on any rent or other sums of money [payable by the Lessee to the Lessor under these presents is the same shall not have been received by the Lessor within 14 days of the same becoming payable and in such event interest shall be calculated on a day to day basis for the period from the date upon which such money became payable until the date of receipt of payment by the Lessor and the aggregate amount for the time being so payable shall as the option of the Lessor be recoverable by action or as rent in arrear PROVIDED that nothing in this sub-clause contained shall entitle the Lessee to withhold or delay any payment of rent or other sums of money after the date upon which it first falls due or in any way prejudice affect or derogate fro the rights of the Lessor under proviso for re-entry hereinafter contained
Pay rates etc.
3.04 TO bear any discharge and at all times to keep the Lessor fully indemnified from and against all liability in respect of all rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or otherwise) which now are ort may at any time hereafter during the term be charged levied assessed or imposed upon the demised premises or upon the owner or occupier in respect thereof and without prejudice to the generality of the foregoing to pay any tax levy duty charge or imposition whatsoever arising as a result of the sale transfer underletting or other disposition or the deemed sale transfer underletting or other deemed disposition of the demised premises or any part thereof by the Lessee or any person under its control or any person deriving title under or through the Lessee
Maintain lift boiler and air conditioning plant
3.05 TO keep all lighting heating ventilation air conditioning and drainage plant installations hot and cold water and sanitary systems lifts and fire equipment (including electrical wiring gas oil and other necessary pipes) and all machinery and apparatus used in connection therewith as may from time to time be in the demised premises in good and safe working order repair and condition (damage by the Insured Risks excepted unless the policy or policies of insurance effected by the Lessor shall have been rendered void or payment of the insurance monies thereunder be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Lessee or any sub-lessee or any person under the control of the Lessee or any sub-lessee) and from time to time to replace the same or any of them by suitable articles or equipment of similar and modern kind and equal value to the reasonable satisfaction of the Lessor or its Surveyors
Contributions

3.06	(a)	To pay and contribute one half of all expenses or repairing rebuilding renewing redecorating scouring cleansing maintaining lighting where applicable and insuring the common parts together with one half of the amount of all rates taxes duties charges assessments levies impositions and outgoings whether parliamentary parochial local or of any other description which are now or may at any time hereafter be taxed assessed charged levied or imposed upon or payable in respect of the common parts

	(b)	To pay the reasonable and proper fees of any managing agents appointed by the Lessor for the management of the demised premises.
Repair
3.07 AS often as may be necessary well and substantially to repair renew or rebuild maintain decorate and clean and at all times to put and keep in good and substantial repair and condition the demised premises (damage by the Insured Risks excepted unless the policy or policies of insurance effected by the Lessor shall have been rendered void or payment of the insurance monies thereunder be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Lessee or any sub-lessee or any person under the control of the Lessee or any sub-lessee)

Paint Exterior
3.08 In every third year of the term and also during the last year thereof (howsoever the same may be determined) to paint in a proper and workmanlike manner with two coats at least of good quality paint of a colour which if different from the present colour shall be previously approved in writing by the Lessor or its surveyor (such approval not to be unreasonably withheld or delayed) all outside parts of the demised premises usually painted or which ought to be painted including stucco word and with every such outside painting to polish all outside parts of the woodwork usually polished and from time to time as the Lessor shall reasonably consider necessary to clean the brickwork and stonework and to restore point and make good the brickwork stucco and stonework where necessary and generally to carry out all such works with good quality materials of their several kinds available and in good and workmanlike manner
Paint Interior
3.09 IN the fifth year of the term and thereafter once in every five years of the term and also during the last three months thereof (howsoever the same may be determined) to paint with two coats at least of good quality paint and in respect of the painting during the last three months of a colour to be previously approved in writing by the Lessor or its surveyor (such approval not to be unreasonably withheld or delayed) and well and sufficiently to grain varnish paper plaster whiten and emulsion all the interior part of the demised premises as are usually or which ought to be grained varnished papered plastered whitened and emulsioned and generally to redecorate throughout restoring and making good the demised premises and to carry out all work required by this Clause with good quality materials of their several kinds available and in a good and workmanlike manner
Tenant’s insurance
3.10 At all times during the term to insure and keep insured in the joint names of the Lessor and the Lessee (such approval not to be unreasonably withheld or delayed) any plate glass in the demised premises against loss damage or destruction for the full replacement value thereof and to pay all premiums necessary for that purpose and whenever required to produce to the Lessor or its agent the policy of insurance and the receipt for the current year’s premium and to cause all money received by virtue of such insurance to be forthwith laid out of its own monies Provided Always that if the Lessee shall at any time fail to keep such insurance or fail to produce the policy or last receipt as aforesaid then the Lessor may (but shall be under no obligation to do so) effect and maintain such insurance and any monies expended by the Lessor for that purpose shall be recoverable from the Lessee on demand
Inspect
3.11 To permit the Lessor and its agents and all others reasonably authorized by the Lessor with or without workmen to enter upon the demised premises at all reasonable times during the term on giving at least forty-eight hours previous written notice (except in emergency) to inspect the same and ascertain how the same are being used and occupied or to estimate the current value thereof for insurance or mortgage or for the purpose of ascertaining the rent of the demised premises or other such purposes and to view the state of repair and condition thereof and to take a Schedule of the Lessor’s fixtures and of any dilapidations and to exercise the rights hereinafter excepted and reserved
Lessor’s notice
3.12 WELL and substantially to made good all defects and wants of reparation of which notice in writing shall be give to or left on the demised premises for the Lessee by the Lessor and for which the Lessee is liable hereunder within two calendar months or as soon as reasonably practicable after the giving or leaving of such notice or sooner if requisite but to commence to make good the same within one month after the giving or leaving of such notice or soon if requisite and if the Lessee fails to comply with any such notice it shall be lawful (but not obligatory) for the Lessor (without prejudice to the right of re-entry hereinafter contained) to enter upon the demised premise to make good the same at the cost of the Lessee which cost shall be repaid by the Lessee to the Lessor on demand together with all solicitors’ and surveyors’ reasonable charges and other expenses which may be incurred by the Lessor in connection therewith together with interest thereon in each case from the date of payment by the Lessor

Right Of entry
3.13 TO permit the Lessor and its agents at all reasonable times with or without workmen on giving at least forty-eight hours previous notice (except in the case of emergency) to the Lessee where practicable to enter and remain upon the demised premises for the purpose of executing repairs and alterations to adjoining premises such persons causing as little damage and disturbance as possible and forthwith making good all damage done thereby to the demised premises
Inflammable materials
3.14 NOT to bring or permit to be brought into the demised premises or to place or store or permit to be placed or stored or to remain in or about the demised premises any article or thing which is dangerous combustible inflammable radio-active toxic corrosive or explosive PROVIDED THAT the Lessee is permitted to keep cosmetic preparations and photographic materials in the demised premises and not to carry on or do or permit to be carried on or done thereon any hazardous trade or act in consequence of which the Lessor would or might be prevented from insuring the demised premises or any adjoining property for the time being owned by the Lessor at the ordinary rate of premium or whereby any insurance effected in respect of any such property would or might be vitiated or prejudiced and not without the written consent of the Lessor to do or allow to be done anything whereby any additional premium may become payable for the insurance of the demised premise or any such adjoining property and then not unless the Lessee shall be willing to bear all extra insurance premiums thereby occasioned and to comply at all times during the term with all conditions and recommendations which may be imposed or made by the insurers with whom the Lessor effects the insurance of the demised premise Provided that the Lessor shall supply to the Lessee upon request a copy of or extract from any relevant insurance policy and of all endorsements thereon relative to the demised premises

Heavy objects
3.15 (a) NOT to suspend any weight from the roof or ceilings or roof or ceiling members of the demised premises which is likely to cause damage to the demised premises not to place or keep or permit to be placed or kept in the demised premises any heavy articles or machinery in such position or in such quantity or weight or otherwise in such manner howsoever as to exceed the load bearing capabilities of the floors or structure of the demised premises and no to do or cause to be done any act which would cause loadings upon or the stability of any neighbouring property or building to be adversely affected
(b) NOT to place or permit to be placed or permit to remain any goods parcels refuse or rubbish in or about the common parts staircase lifts corridor landings passages entrances forecourts service and car park areas or courtyards of or within the cartilage of the demised premises or otherwise obstruct or permit the obstruction of the same and not to convey or permit to be conveyed any goods or parcels in the passenger lifts of the demised premises which are likely to exceed their load bearing capabilities
Nuisance
3.16 (a) NOT to carry on use or permit the demised premises to be used for any noisy noisome offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor do or suffer to be done on the demised premises any act matter or thing whatsoever which may be or tend to become an annoyance nuisance damage disturbance or inconvenience to the prejudice of the Lessor or to the adjoining or neighbouring premises or to the owners or occupiers thereof or any of them or which may render the Lessor or the Lessee liable to any notice under any Public Health Act for time time being in force or for any purpose or in any way which would constitute a breach of any of the provisions of any private or public Act or Acts of Parliament for the time being in force or any regulations or by-laws made by any competent public or local authority

Public Shows
(b) NOT to permit any sale by auction or public exhibition or public show or spectacle or political meeting to take place on the demised premises
Use
3.17 NOT to use or occupy or permit the demised premises to be used or occupied otherwise than for office purposes and for car parking Provided always and the Lessee hereby acknowledges and admits that notwithstanding the foregoing provisions as to the user of the demised premises the Lessor or its agents do not thereby or in any other way give or make or have given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Lessor may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Lessee shall remain fully bound and liable to the Lessor in respect of the obligation undertaken by the Lessee by virtue of these presents without any compensation recompense or relief of any kinds whatsoever
Alterations

3.18	(a)	NOT to overload the electricity wiring or cables and not to make any alterations or additions to the electrical installation air conditioning apparatus wiring plumbing drainage heating water and other pipes or other services of the demised premises without the prior consent in writing of the Lessor (such consent not to be unreasonably withheld or delayed) and then such alterations are to be in accordance with the terms and conditions laid down by the appropriate Institute or other body if any as the case may be

	(b)	NOT to make any structural alteration or addition whatsoever in or to the demised premises or any part thereof or change the existing design elevation or appearance or the external decorative scheme thereof or cut maim or remove any of the walls horizontal or vertical beams columns or other parts thereof

(c)	NOT to make any alterations or additions to or remove any internal partitions which are Lessors fixtures and fittings of a non-load bearing nature without the prior consent in writing of the Lessor such consent not to be unreasonably withheld or delayed so that for the avoidance of doubt consent is not required in respect to any alterations or additions to or for the removal of any internal partitioning of a non-structural nature which are not Lessors fixtures and fittings

(d)	UPON making any applications to the Lessor pursuant to the provisions of this Clause the Lessee shall submit to the Lessor at least four copies of the plans and specifications in respect of such works and shall if required supply such further copies as the Lessor may reasonably require

(e)	TO remedy immediately upon notice in writing from the Lessor’s agents any breach of the covenants in this Clause 3.18 and in the event of failure so to do for the space of fourteen days after such notice then it shall be lawful for the Lessor or its servants contractors agents and workmen to enter upon the demised premises and remove such new building structures alterations additions or interferences and execute such other requisite works all expenses of so doing to be paid to the Lessor by the Lessee as a liquidated debt on demand

(f)	IF the Lessor shall so require at the expiration of the term (howsoever the same is determined) to procure that the demised premises are reinstated to the same state and condition in which they are at the ate of grant of these presents and were before the carrying out of any alterations additions or works to the demised premises such reinstatement and all workings connection therewith to be carried out with good quality materials and in a workmanlike manner to the satisfaction in all respects an d under the supervision of the Lessor’ Surveyor.
Encroachment
3.19 NOT by building or otherwise to stop up or darken any window or light in the demised premises nor to stop up or obstruct any access of light enjoyed to any premises the estate or interest whereof in possession in reversion now is or hereafter may be in the Lessor or in any person in trust for it nor the permit any new wayleave easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Lessor and to permit the Lessor and its agents to enter upon the demised premises on giving at least forty-eight hours previous written notice to the Lessee for the purpose of ascertaining the nature of any such wayleave easement right privilege or encroachment and at the request of the Lessor but at the cost of the Lessee to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such wayleave easement right privilege or encroachment
Prescriptive rights
3.20 NOT to give to any third party any acknowledgement that the Lessee enjoy the access of light to any of the windows or openings in the demised premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing anything which obstructs the access of light to any of the said windows or openings to notify the same forthwith upon discovery to the Lessor and to permit the Lessor to bring such proceedings as it may think fit in the name of the Lessee but at the joint cost of the Lessor and the Lessee against any of the owners and/or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the demised premises
Adjoining works
3.21 NOT at any time during the term to bring any action or make any claim or demand on account of any injury to or diminution of light or air to the demised premises or any window or apertures thereof in consequence of the erection of any building or the alteration of any building on any land adjacent neighbouring or opposite to the demised premises for which the Lessor shall have given its consent or for which the Lessor may give its consent pursuant to any power reserved by these presents or in respect of any easement right or privilege granted or to be granted by the Lessor for the benefit of any building erected or to be erected on any land adjacent neighbouring or opposite to the demised premises and (if required) to concur with the Lessor at the Lessee’s expense in any consent which it ay give or any grant which it may make as hereinbefore mention
Signs
3.22 NOT at any time during the term to erect paint affix exhibit or display or permit to be erected painted affixed exhibited or displayed any bill placard advertisement inscription or other sign whatsoever in or upon the demised premises (including the windows thereof) other than as shall previously have been approved in writing by the Lessor such approval not to be unreasonably withheld PROVIDED THAT the Lessee can without such approval erect and display a board upon the demised premises in connection with the letting of the whole or parts of the demised premises
Cleaning
3.23 (a) AT all times during the term to keep the demised premises in clean and tidy condition and clear of all rubbish and to clean at least once every month the inside an outside of the windows of the demised premises and all surfaces usually cleaned
     (b) AT all times during the term to keep and maintain all landscaped areas comprised in the demised premises in a good and tidy condition and properly planted and cultivated to the reasonable satisfaction of the Lessor
Preparing notices
3.24 (a) TO pay all reasonable and proper costs and expenses (including Solicitor’s costs and Surveyors’ fees) incurred by the Lessor incidental to the preparation and service of any Notice under Section 147 of that Act or any statutory modification or re-enactment thereof notwithstanding in any such case that forfeiture may be avoided otherwise than by relief granted by the Court
     (b) TO pay all reasonable and proper costs and expenses (including Solicitors’ cost and Surveyors’ fees) incurred by the Lessor incidental to the preparation and service of any Notice and/or Schedule relating to a Schedule of Dilapidations and whether or not the same is served during or after the expiration or sooner determination of the term (howsoever the same may be determined) (but relating in all cases only to dilapidations which accrued prior to the expiration or sooner determination of the term)
Acts of Parliament
3.25 SUBJECTS to the provisions of the next following clause hereof to execute all works and do all such things as are or may under or in pursuance of any Act of Parliament (including but without prejudice to the generality of the foregoing the Office Shops and Railways Premises Act 1963 the Defective Premises Act 1972 and the Health and Safety at Work etc. Act 1974 but excluding the Defective Premises Act 1972 in so far as it imposes any obligations upon the Lessor) already or hereafter to be passed be directed or required to be done or executed at any time during the term upon or in respect of the demised premises or the Lessee’s user thereof whether by the Lessor and/or the Lessee thereof (including without prejudice to the generality of the foregoing the erection of notices on the demised premises as prescribed by any such Act of Parliament) and at all times during the term to conform in all respects with the provisions of any instruments regulations orders directions or consents made or issued under any general or local Act of Parliament or deriving validity therefrom and to comply forthwith with any notices which may be served by any competent authority and if called upon so to do to produce to the Lessor all plans and documents and other evidence proving that the provisions of this sub-clause have been performed and save as hereinbefore provided at all times during the term to indemnify the Lessor form and against all actions proceedings costs expenses claims and demands arising out of any failure by the Lessee to observe or perform any of its obligations under these presents and not to do or permit to be done on the demised premises any act or thing whereby the Lessor may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act instrument regulation order or direction or consent as aforesaid

Planning Acts
3.26 IN relation to the Planning Acts:-
(a) During the term so often as occasion shall require at the expense in all respects of the Lessee to obtain all permissions licences consents and approvals as may be required for the carrying out by the Lessee of any operations on the demised premises or for the institution or continuance or renewal by the Lessee thereon of any use thereof which may constitute development or any step related thereto within the meaning of the Planning Acts but so that the Lessee shall not make an application of any kind under the Planning Acts or give any notice to any Authority of any intention to commence or to carry out any Development or any step related thereto without the previous written consent of the Lessor which shall not be unreasonably withheld or delayed and so that the Lessee shall (if an din so far as it is lawful for the parties hereto to make such an arrangement) indemnify the Lessor against all charges payable in respect of any such application and shall also pay to the Lessor reasonable sums in respect of all professional fees and expenses incurred by the Lessor in connection therewith and the Lessee shall forthwith after the grant or refusal of such application give to the Lessor full particulars in writing thereof and (free of costs to the Lessor) supply a copy thereof for the retention of the Lessor
(b) Not to implement any planning permission licence consent or approval until the same has been submitted to and approved in writing by the Lessor such approval not to be unreasonably withheld or delayed
(c) Unless the Lessor shall otherwise direct to carry out before the expiration or sooner determination of the term (howsoever the same ay be determined) any works stipulated to be carried out to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to the Lessee or to a person deriving title through or under or acting on behalf of the Lessee and to make good all damage thereby caused to the demised premises but so that the Lessee shall if required by the Lessor without delay restore and reinstate all parts of the demised premises affected thereby to the same state and condition in which they were before the carrying out of such works in good and substantial manner and to the reasonable satisfaction of the Lessor
d) If called upon so to do to produce to the Lessor all plans documents and other evidence proving that the provisions of this clause 3.26 have been complied with
(e) Subject as hereinbefore provided at all times during the term to comply in all respects with the Planning Acts so far as the same relate to or affect the demised premises or any part thereof or any operation works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof and to keep the Lessor indemnified in respect thereof
Tax
3.27 NOT to do or permit to be done on or in relation to the demised premises or any part thereof any act matter or thing (other than the payment of rent hereunder) which shall render the Lessor liable for any tax levy duty charge imposition as aforesaid nor to permit any such dealings or disposition
Statutory Notices
3.28 WITHIN fourteen days of the receipt of same to give or procure to be give to the Lessor a copy of every notice in duplicate of whatsoever nature or kind in any manner affecting or likely to affect the demised premises or the owners tenants or occupiers thereof and if so required in writing by or on behalf of the Lessor to produce or cause to be produced to the Lessor the original thereof and also at the Lessee’s expense without delay to take all reasonable and necessary steps to comply with or procure compliance with every such notice or order and if so required in writing by or on behalf of the Lessor to make or join at the Lessee’s expense with the Lessor and any other person for the time being interested in the demised premises or any adjoining adjacent or neighbouring premises inmaking such ejections or representations against or in respect of any such notice or order or proposal as aforesaid as the Lessor may reasonably require
Re-letting and for sale boards
3.29 TO permit the Lessor at any time during the term ( but not only during the last six months in the case of a re-letting) to fix and retain in a conspicuous position on the demised premises a notice board or boards for the re-letting selling or there dealing with the same (but not as to restrict or interfere unreasonable with the access of light and air to the demised premises or the Lessee’s business and (in the case of selling) subject to the approval by the Lessee of the form of working the notice board such approval not to be unreasonably withheld or delayed) and not to take down or obscure the said notice board and to permit all persons authorized by the Lessor or its agents to view the demised premises by appointment with the Lessee at all reasonable hours without interruption
Cost of Licences
3.30 (a) TO pay the Lessor’s reasonable and proper legal and Surveyor’s expenses (including disbursements and stamp duty on all Licences and the Duplicate copies thereof resulting from all applications by the Lessee for any consent or approval of the Lessor or its surveyors required by these presents including charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn and in connection with reinstatement of the demised premises as hereinbefore provided)
(b) In the event of the Lessee committing any breach of any covenant contained in these presents whether for the payment of rent or otherwise then if the Lessor shall incur any costs charges and expenses including those of solicitors surveyors architects and bailiffs to indemnify the Lessor in respect thereof
Reimbursement
3.31 IN the event of the demised premises or any part thereof or any adjoining or neighbouring premises of the Lessor or any part thereof respectively being damaged or destroyed by the

Insured Risks at any time during the term and the insurance money under any such insurance effected thereon by the Lessor being wholly or partly irrecoverable by reason solely or in part of an act or default of the Lessee its agents servants or workmen or person occupying or being upon the demised premises or any part thereof with the authority or permission of the Lessee then and in every such case the Lessee will forthwith (in addition to the said rent) pay to the Lessor the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating or repairing the same (as the case may be) and any dispute as to the proportion to be so contributed by the Lessee or otherwise in respect of or arising out of this provision shall be determined by a single arbitrator appointed by either party in accordance with the provisions of the Arbitration Act 1950-1979 or any statutory modification or re-enactment thereof for time being in force
Alienation
3.32 (a) NOT to assign charge or part with or share possession of part only or to share possession of the whole of the demised premises nor permit any such assigning charging parting with or sharing or possession save that the Lessee may share the occupation of the demised premises with any subsidiary or associated company as defined by Section 154 of the Companies Act 1948 or a member of the same group of companies as defined by Section 42 of the Landlord and Tenant Act 1954 without the Lessors consent provided that no tenancy thereby created
(b) Not to assign or charge the demised premises as a whole to permit any such assigning or charging without the previous written consent of the Lessor (such consent not to be unreasonably withheld) PROVIDED ALWAYS that in the case of an assignment the Lessor may as a condition of such consent require a direct covenant by the assignee with the Lessor to perform and observe during the residue of the term all covenants and conditions on the Lessee’s part herein contained and non-compliance with such condition shall be deemed to be a reasonable ground for refusing such consent

(c) Subject as hereinafter provided not to sub-underlet or agree to sub-underlet part only of the demised premises nor to permit any such sub-underletting or agreement to sub-underlet except an accepted part PROVIDED THAT the Lessee shall not create agree to create or permit to be created more than three sub-underlettings of the demised premises to the intent that not more than four persons with a legal interest in the demised premises (inclusive of the Lessee’s interest by virtue of the demise hereby granted) shall be in possession of the demised premises and for the purposes hereof “possession” shall mean either actual occupation of or in receipt of the rent and profits arising from the whole or any part of the demised premises and PROVIDED FURTHER THAT the Lessee can without the Lessors consent grant licences of the whole or parts of the car park area comprised in the demised premises provided that no tenancy is created
(d) Not to sub-underlet or agree to sub-underlet the whole or any accepted part of the demised premises nor to permit any such sub-underletting or agreement to sub-underlet except at a full open market rent without paying or accepting a fine or premium and to ensure that in every sub-underlease and agreement for sub-underlease of the demised premises or any part thereof there are provisions requiring the rent thereby reserved to be reviewed at the same time and in the same manner as mentioned in these presents
(e) Not to sub-underlet or agree to sub-underlet the whole or any accepted part of the demised premises nor permit any such sub-underlettings or agreements to sub-underlet without in every case the previous written consent of the Lessor which shall not be unreasonably withheld PROVIDED ALWAYS that upon the grant by the Lessee of any such sub-underlease the same shall be made subject to the Lessee’s covenants and conditions herein contained (except the covenant to pay rent) so far as the same apply to the sub-underlet premises and the Lessor may as a condition of such consent require a direct covenant by the sub-underlessee to perform and observe such covenants

Registration
3.33 WITHIN twenty-one days after the date of any assignment of these presents of the grant of any sub-underlease of the who or any part of the demised premises or any assignment of sub-underlease or the execution of any mortgage or charge affecting these presents or any such sub-underlease as aforesaid or any transfer or discharge or any such mortgage or charge any devolution of the term granted by these presents or of any such sub-underlease as aforesaid by will intestacy assent of operation of law or any permitted sharing of possession of the demised premises to give notice thereof in writing with particulars thereof to the solicitors for the time being of the Lessor and to produce or cause to be produced to them (without any demand by any person) for registration a certified copy of the deed document or instrument effecting such assignment sub-underlease assignment of sub-underlease mortgage charge transfer or discharge or mortgage or charge or devolution as aforesaid and to pay or cause to be paid to the solicitors for the Lessor their reasonable and proper fee for the registration thereof together with any fees payable to the Superior Landlord
Yield Up
3.34 AT the expiration or sooner determination of the term (howsoever the same may be determined) (i) quietly to yield up unto the Lessor the demised premises and any plan installation apparatus and machinery used in connection therewith in such good and substantial repair and condition and in such good decorative and clean condition and otherwise as shall be in accordance with the covenants on the part of the Lessee herein contained together with all fixtures fittings improvements and additions which now are or may at any time hereafter be in or about the demised premises (but excepting Lessee’s and trade fixtures and fittings) and in case any of the Lessor’s fixtures and fittings shall be missing broken damaged or destroyed forthwith to replace them with other of a similar character and of equal value and to remove every moulding sign writing or painting of the name of business of the Lessee or other occupiers from the demised premises and to remove the Lessee’s fixtures fittings furniture and effects making good all damage cause to the demised premises by such removal an d(ii) to ensure that vacant possession is give of the whole of the demised premises

V.A.T.
3.35 TO pay on demand Value Added Tax (or any other similar tax levied in addition thereto or in substitution thereof) charged on all sums payable by the Lease hereunder and to keep the Lessor indemnified in respect thereof.
3.36 TO observe and perform the covenants on the part of the Lessor except as varied hereby (other than as to payment of rent and insurance of the demised premises) and the conditions contained in the Superior Lease.
4.00 LESSOR’S covenants
4.01 THE LESSOR HEREBY COVENANTS with the Lessee as follows:
Quiet Enjoyment
4.02 THAT the Lessee paying the rent hereby reserved and observing and performing the Lessee’s covenants and conditions herein contained shall and may peaceably hold and enjoy the demised premises during the term without any lawful interruption by the Lessor or any person rightfully claiming through under or in trust for it or by title paramount
Insurance
4.03 SUBJECT to the necessary insurance cover being obtainable from a reputable insurance company on the insurance market in England or Scotland at all times during the term unless such insurance so effected shall become void or voidable or payment of the insurance monies shall be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Lessee or any sub-lessee to insure and keep insured the demised premises against the Insured Risks (including demolition and site clearance surveyors’ and other professional fees and Value Added Tax or similar tax) in the full reinstatement value thereof as the Lessor may from time to time decide or be advised by its Surveyor or such higher value as the Lessee shall require (such policy of insurance to include if required by the Lessor provision for increased costs) AND to insure against property owner’s liability and the loss of five years’ rent for the demised premises at the rent payable (but in respect of the years from which the same is to be reviewed and the years following the expiration of the term at such rent as shall be reasonably required by the Lessor) AND to make all payments for such purpose and to give or procure that there be given to the Lessee full details of such insurance cover when requested by the Lessee but not more than once in any calendar year.
4.04 In the event of the demised premises being destroyed or damaged by any of the Insured Risks (unless the insurance of the demised premises shall have been vitiated by the act neglect or default or omission of the Lessee) to pay out with all reasonable speed all monies received by virtue of such insurance in rebuilding or reinstating the demised premises making up any difference between the cost of rebuilding and reinstating and the insurance monies received out of the Lessors own money.
4.05 TO pay the rent reserved by the Superior Lease to perform an observe the covenants and conditions contained therein except so far as the same fall to be performed and observed by the Lessee under the provisions of this Underlease and at the request and cost of the Lessee to use its best endeavours to procure the performance and observance of the covenants on the part of the superior landlord contained in the Superior Lease for the benefit of the Lessee and to forthwith account to the Lessee for payment of any monies received by the Lessor from the Superior Landlord pursuant to such covenants
5.00 GENERAL PROVISIONS
5.01 PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-
Re-entry
5.02 THAT if the rent hereby reserved or any part thereof shall at any time be in arrear and not received by the Lessor for twenty-one days after the same shall have become due (whether legally demanded or not) or if there shall be any breach of any of the covenants on the part of the Lessee contained in these resents or if the Lessee shall permit any execution or distress to be levied on the demised premises or the contents thereof or shall enter in liquidation whether compulsory or voluntary (other than voluntary liquidation of a solvent company for the purpose of amalgamation or re-construction) r being a limited company shall change to unlimited or vice versa or if a receiver shall be appointed or if the Lessee being an individual shall enter into any composition with his creditors generally or shall be adjudicated bankrupt or commit any act of bankruptcy then and in ay such case it shall be lawful for the Lessor at any time thereafter into and upon the demised premised in the name of the whole to re-enter and the same to have again repossess and enjoy as in their former estate and thereupon the term shall absolutely cease and determine but without prejudice to any right of action of the Lessor in respect to any antecedent breach of any of the covenants by the Lessee contained in these presents
Services of Notices
5.03 THE provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Services Act 1962 shall apply to any notice under these presents
5.04 THAT nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Lessee any easement right or privilege whatsoever over or against any adjoining or neigbouring property which now or hereafter shall belong to the Lessor which would or might restrict or prejudicially affect the future rebuilding alteration or development of such adjoining or neighbouring property and that the Lessor shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop any such adjoining or neighbouring property as it may deem fit without obtaining any consent from or making any compensation to the Lessee
Right to Develop
5.05 THAT nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or building not comprised in these presents or give the Lessee the benefit of or the right to enforce or to have enforced or to permit the release or modification of any covenant agreement or condition entered into by any purchaser from or by any Lessee or occupier of the Lessor in respect of property not comprised in these presents or to prevent or restrict in any way the development of any land not comprised in these presents
Disputes
5.06 THAT any disputes arising as between the Lessee and/or the Lessor on the one hand and the Lessees or occupiers of adjoining or neighbouring property on the other hand as to any easement right or privilege in connection with the user of the demised premises and the adjoining or neighbouring property or a to the party or other walls separating the demised premise from the adjoining property or as to the amount of any contribution toward the expenses of works to services used in common with a other property shall in every such case be referred to and decided by the Lessor’s Surveyors whose decision shall be binding upon all parties to the dispute
Cesser
5.07 IN the event of the destruction or damage of the demised premises or any material part thereof by any of the Insured Risks so as to be unfit for occupation and use then and in every such case (unless such insurance shall have become void or payment of the insurance moneys be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Lessee or any sub-lessee) that rents hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date of such damage or destruction until the demise premises shall have been rebuilt or reinstated and made fit for occupation and use (or if earlier until the expiration of five years from the date when such suspension of rent commenced) and in case of dispute touching this provision the same shall be referred to the award of a single arbitrator to be appointed by the parties or (if the parties cannot agree upon one) at the request of either party by the President pursuant to the Arbitration Act 1950 or any statutory modification thereof for the time being in force
Superior Landlords
5.08 THE powers rights matters and discretions reserved to the Lessor by thee presents shall also be reserved to or be exercisable by any superior landlord its servants agents or workmen and if the Lessee shall do or propose to do any matter or thing for which the consent of the Superior Landlord shall be required then the Lessee shall bear the cost of obtaining such consent together with all surveyors’ professional or other fees and disbursements in connection therewith and shall indemnify the Lessor against the same and the Lessor shall not be deemed to be unreasonably withholding consent in any matter where the superior landlord’s consent is required and the Lessor is unable to obtain it

Mutual Right to Determine
5.09 IF either the Lessor or the Lessee (here meaning Max Factor Limited only) shall be desirous of determining this present Lease at the end of the tenth year of the term hereby granted and of such desire deliver to the other not less than twelve months previous notice in writing and (in the case of Max Factor Limited) pays all rent and sic months further additional rent at the rate then applicable (such additional rent being payable in full on the expiry of such notice) then and in such case immediately after the expiration of the tenth year of the term this Lease shall cease and be void but without prejudice to any clam by either party against the other in respect of any antecedent branch of any covenant or condition here in contained PROVIDED THAT for the avoidance of doubt in the event of the Lessee (her e meaning Max Factor Limited only) assigning the interest in the demised premises prior to the expiration of the tenth year of the term then the Lessors right to determine the term contained in this Clause shall forthwith cease
Managing Agents
5.10 THE Lessor shall be at liberty to employ managing agents or other professional advisers to discharge the Lessor’s duties under these presents and whenever the duties of the Lessor have been delegated to managing agents or other professional advisers the Lessee shall be entitled and required to accept their requirement in discharge of the Lessor’s duties as being the requirements under these presents of the Lessor itself
Marginal Notes
5.11 THE clause headings and marginal notes shall not affect the interpretation of these presents
5.12 THE surety in consideration of the demise hereinbefore contained having been made at its request HEREBY COVENANTS with the Lessor that the Lessee shall pay the rents and other sums hereby reserved on the days and in manner aforesaid and shall duly perform and observe all the covenants hereinbefore contained and that in case of default in such payment of rent and other sums or performance or observance of covenants hereinbefore contained and that in case of default in such payment of rent and other sums or performance or observance of covenants as aforesaid the Surety will pay and make good to the Lessor on demand all loss damage costs and expenses thereby arising or incurred by the Lessor PROVIDED that any neglect or forbearance of the Lessor in endeavouring to obtain payment of the several rents hereby reserved when the same become payable or to enforce performance or observance of the several stipulations herein on the Lessee part contained and that any time which may be given by the Lessor to the Lessee shall not release or exonerate or in a way affect the liability of the Surety under this covenant PROVIDED FURTHER that if during the said term the Lessee being company shall enter into liquidation or being an individual become bankrupt and its or his liquidator or trustee bankruptcy shall disclaim this lease and if the Lessor shall within three calendar months after such disclaimer by notice writing require the Surety to accept a lease of the demised premises for a term commensurate with the residue which if there had been no disclaimer would have remained of the said term and the same rent and under the like covenants and conditions as are reserved by and contained in this Lease (the said new lease are the rights and liabilities thereunder to take effect as from the date of such disclaimer) then and in such case the Surety shall at the cost and expense in all things of the Surety accept such lease accordingly and execute a Counterpart thereof PROVIDED THAT in the event of either
5.12.1 an assignment or transfer by Max Factor Limited of its entire interest hereunderor
5.12.2 Max Factor Limited no longer being a subsidiary of associated company of International Playtex Inc. as defined by Section 154 of the Companies Act 1948 or a member of the same group as International Playtex Inc. as defined by Section 42 of the Landlord and Tenant Act 1954
THEN if Max Factor Limited or International Playtex Inc procures that an alternative surety enters into a direct covenant by deed with the Lessor in terms mutatis mutandis with the provisions of this clause the liability of International Playtex Inc. shall cease forthwith upon the completion of such deed but without prejudice to any antecedent claims arising hereunder
5.13 The said alternative surety shall be a Company having pre tax profits for each of three consecutive financial year immediately prior to either of the events in sub-clause 5.12.1 or 5.12.2 greater than four times the estimated rental value (a hereinafter defined) provided that the pre tax profits for the last year of the said three year periods shall be greater than the average of pre tax profits for the previous two years and the alternative surety shall produce a certificate from its auditors that nothing adverse is known in the activities of such company that might affect the profit trend of that company Provided that if in the event of any assignment of transfer by Max Factor Limited of its entire interest hereunder the proposed assignee or transferee shall comply with the requirements of this sub-clause relating to an alternative surety the liability of International assignment or transfer but without prejudice to any antecedent claims arising hereunder
5.14 For the purposes of sub-clause 5.13 hereof:-
5.14.1 “pre-tax profits” shall be evidenced by means of accounts in such forma s shall be reasonably acceptable to the Lessor’s auditors for the time being taking into consideration the generally accepted accounting principles of the Country of domicile of the party issuing the accounts PROVIDED that in the reasonable opinion of the said auditors the conditions intended to complied with under 5.13 hereof would be complied with if the said accounts had been prepared in accordance with accounting principles conventionally adopted in the United Kingdom from time to time
5.14.2 “the estimated rental value” shall mean such amount as shall in the reasonable opinion of an independent surveyor appointed by the Lessor being a member of the Royal Institution of Chartered Surveyors and having a reasonable knowledge of current rental values in the areas in which the demised premises are situated represent the “Market Rent” (as defined in the Third Schedule hereto) payable as at the time of either of the events referred to in sub-clauses in 5.12.1 or 5.12.2
IN WITNESS whereof these presents have been duly executed by the parties hereto the day and year first before written
THE FIRST SCHEDULE
(Easements and other rights included in the demise)
THE RIGHTS for the Lessee and all others authorized by it in common with the superior landlords and all other person having the like rights:-

(i)	Of way and to sue and enjoy the service roads car parking areas pedestrian paved areas pedestrian balcony and other facilities comprising the common parts and for all purpose connected with the Lessee’s permitted user of the demised premises

(ii)	Of passage of water soil gas electricity through the channels sewers drains water course pipes and cable for the time being belonging to or running through on under any adjoining or contiguous premises and of making connections with such channels sewers drains watercourse pipes and cables or any of them for the purpose of exercising the aforesaid rights or any of them and all other rights easements and appurtenance belonging or appertaining to the demised premises

(iii)	Of support protection and shelter as the same are and present enjoyed from the buildings adjoining the demised premises

(iv)	of way over the pathway shown coloured yellow on the Plan numbered 994/102/B for the purpose only on emergency escape & access to the refuse store
THE SECOND SCHEDULE
(Exceptions and Reservations out of the demise)
The rights for the superior landlords and all others entitled thereto as follows:- (i)The right of passage of water soil gas end electricity through the channels sewers drains watercourses pipes and cables for the time being belonging to or running through or under the demised premises and of asking connection with such channels sewers drains watercourses pipes and cables or any of them for the purpose of exercising the aforesaid rights
(ii) The rights of support protection and shelter to the buildings and adjoining the demised premises as the same are at present enjoyed
(iii) All other rights easements and appurtenances belonging or appertaining to any adjoining or contiguous premises
(iv) The right to use or permit the use by the Hounslow Arts Trust Limited and its successors in title (hereinafter referred to as “the Trust”) of 32 spaces in the car park comprised in the demised premises between the hours of 18.30 and 24.00 from Mondays to Fridays and all day on Saturdays and Sundays and Bank Holidays (hereinafter referred to as “the specified times”) and IT IS HEREBY AGREED AND DECLARED that in the event of some or all of the other spaces in the said car park ceasing to be required by the Lease for its use during other arrangements for their use offer those spaces to the superior landlord for use by it or by the Trust during the specified times in addition to the 32 spaces referred to above such additional spaces to be used on terms and conditions to be agreed
(v) The right to permit the public on foot only to pass and re-pass along the footpath shown coloured red on Plan No. 994/101/B annexed hereto at any time or times as the superior landlord may decide subject only to be right of the Lessor and the Lessee with the prior written consent of the superior landlord to close the said footpath from time to time for the purpose of carrying out repairs and maintenance thereto or to adjoining land
THE THIRD SCHEDULE
(Rent Review Provisions)
Definitions
In this Schedule
(a) “Review Date” means the twenty fourth day of June in the years:-

1990	1995

2000	2005
and any other date that becomes a Review Date pursuant to the provisions hereof
(b) “Market Rent” means the yearly rent at which the demised premises might reasonably be expected to be let by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term equal to the residue of the term of this Lease or (if longer) for a term of fifteen years with vacant possession and for the use or use permitted under these presents but otherwise upon the term of these presents (other than the amount of rent by including the provision for rent review) and upon the suppositions (if not facts) that:-

     (i) the Lessee has fully complied with all the covenants and obligations on its part herein imposed and
     (ii) that the demised premises are fit for immediate occupation and use by the Lessee for the use permitted by this Lease and
     (iii) that no work act or thing has been carried out or done by the Lessee or its permitted sub-tenants (s) or its of their predecessors in title during the said term which has diminished the rental value of the demised premises and
     (iv) that in the event that the demised premises have been destroyed or damaged they have been fully restored but disregarding (i) any goodwill attached to the demised premises by reason of the carrying on thereat by the Lessee or its predecessors in title of any business (ii) any effect on rent of any alteration or improvement to the demised premises made (otherwise than pursuant to any obligation of the Lessee to carry out such work) by the Lessee or its predecessors in title during the term of and with the previous written consent of the Lessee and (iv) any effect on rent of the fact that the Lessee or any permitted undertenant or its or their predecessors in title has or have been in occupation of the demised premises or any part thereof
(c) “Surveyor” means a surveyor agreed upon by the Lessor and the Lessee or in default of agreement appointed by the President
(d) “Act” includes any statutory instrument or order
(e) “Agree” or “Agreed” means agree or agreed in writing between the Lessor and the Lessee
Agreement as to the amount of yearly rent
From each Review Date the yearly rent payable under these presents shall be such as may at any time be agreed between the Lessor and the Lessee as the rent payable from the Review Date or (in default of such agreement) whichever is the greater of

(a) The Market Rent
Or
(b) the yearly rent (excluding insurance rent and service charge) contractually payable under these presents immediately before that Review Date
Determination by surveyor in the event of no Agreement
If by a date three months before a Review Date the rent payable from that Review Date has not been agreed upon a person to act as the Surveyor who shall determine that Market Rent but in default of such agreement then the Lessor or the Lessee may at any time whether before or after the Review Date make application to the President to appoint a surveyor to determine the Market Rent and such application shall request that the surveyor to be appointed shall be a specialist in the letting of office premises in the area in which the demised premises are situate
Provisions as to Surveyor
(a) That the Surveyor appointed in respect of that review shall act as an expert and not as an arbitrator the Lessor and Lessee shall each be responsible for one half of his fees and if either shall pay the whole thereof from the other
(b) If the Surveyor refuses to act or is incapable of acting or dies the Lessor or the Lessee may apply to the President for the further appointment of a Surveyor
Payment of rent until ascertainment
If by a Review Date the rent payable from that Review Date has not been ascertained pursuant to this Schedule the Lessee shall continue to apy rent at the rate previously payable and on the quarter day next after such ascertainment the Lessee shall pay the Lessor the difference for the period commencing on the relevant Review Date and ending on that quarter day between the rent paid and the rent so ascertained together with interest at the rate paid from time to time on money lodged with Lloyds Bank Plc on seven day call
Effect on rent control
If at any Review Date there is by virtue of any Act a restriction upon the Lessor’s right to review the rent or if at any time there is by virtue of any Act a restriction upon the right of the Lessor to recover rent otherwise payable then upon the ending removal or modification of such restriction the Lessor may at any time thereafter give to the Lessee not less than one month’s written notice requiring an additional rent review upon a quarter day after the date of the notice specified therein which quarter day shall for the purpose of this Schedule be a Review Date
Recording of Yearly Rent
So soon as and non each occasion on which the Yearly Rent hereinbefore reserved and payable from each Review Date has been agreed or determined in manner hereinbefore provided details of the amount of the Yearly rent shall be entered in a Memorandum endorsed hereon and a separate memorandum shall be signed by or on behalf of the Lessor and the Lessee respectively at the cost of the Lessor and the Lessee
Construction
It is hereby agreed and declared that time shall not be of the essence in the construction of this clause and that the Lessor may at any time require the yearly rent payable by the Lessee hereunder to be reviewed in accordance with the provisions of this Schedule in respect of any review period notwithstanding that the Review Date shall have passed

( THE COMMON SEAL of CROWVALE

( PROPERTIES LIMITED was hereunto

( affixed in the presence of:-

Director	\s\ illegible

Secretary	\s\ illegible

PLAN LEVEL 1

PLAN LEVEL 2

PLAN LEVEL 4

PLAN LEVEL 5